EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Expedia, Inc. initiates airline ticket booking fee

BELLEVUE, Wash. – (December 4, 2002) – Expedia, Inc. (NASDAQ: EXPE) announced it has begun charging a $5 booking fee for most airline tickets purchased on its US web sites. Expedia® will waive the $5 booking fee for airline tickets purchased as part of package transactions.

The company believes it is too early to estimate what the impact of the fee will be on its fourth quarter or 2003 earnings.

About Expedia, Inc.

Expedia is the world’s leading online travel service and was the eighth largest travel agency in the United States in 2001. Expedia is a majority-owned subsidiary of USA Interactive (NASDAQ: USAI).

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by such words as “believes,” “estimate” and “will.” These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including final adjustments made in closing the quarter and those identified in the company’s filings with the SEC.

Expedia and the airplane logo are either registered trademarks or trademarks of Expedia, Inc. in the U.S., Canada and/or other countries.

For investor information about Expedia, Inc.:

Marj Charlier, Director of Investor Relations, (425) 564-7666
or call our Investor Relations team at (425) 564-7233

For more information, press only:

Darcy Bretz, Edelman Public Relations, (312) 240-2619
darcy.bretz@edelman.com or visit http://expedia.com/daily/press